UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012 (June 7, 2011)

FORTEGRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this "Amendment") updates information disclosed in a Current Report on Form 8-K filed on June 13, 2011 (the "Original Form 8-K") relating to the Annual Meeting of Shareholders of Fortegra Financial Corporation (the "Company") held on June 7, 2011 (the "Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future advisory votes on executive compensation.  No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Form 8-K, at the Annual Meeting, an advisory vote was conducted on the frequency of future advisory votes on executive compensation. The Board of Directors of the Company (the "Board") recommended that advisory votes be held every three years, and a majority of the shares were voted for advisory votes to be held every three years.  The Company has decided, consistent with the vote of the Company's shareholders and the recommendation from the Board, to submit a separate resolution on the compensation of the Company's named executive officers to the Company's shareholders for an advisory vote every three years in its proxy materials (the next such vote being at the 2014 Annual Meeting of Shareholders of the Company) until the next required vote on the frequency of shareholder votes on the compensation of the Company's named executive officers (which would be at the 2017 Annual Meeting of Shareholders of the Company, unless presented earlier).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: February 7, 2012	By:	/s/ Christopher D. Romaine
	Name:	Christopher D. Romaine
	Title:	Senior Vice President, General Counsel and Secretary